AGREEMENT

         This Agreement is entered into on August 24, 2000 and made effective as of July 18, 2000 by and between Firstar Bank, N.A., f/k/a Mercantile Bank Midwest ("Bank"), Top Air Manufacturing, Inc., an Iowa corporation ("Top Air"), Parker Industries, Inc., an Iowa corporation ("Parker") and Parker Acquisition Sub, Inc., an Iowa corporation ("Parker Sub").

                                    RECITALS

         Reference is made to the recitals in that certain Agreement entered into by and between Bank, Top Air, Parker and Parker Sub effective as of April 18, 2000 (the "First Agreement'), a copy of which is attached to this Agreement as Exhibit 1. All of the Recitals contained in the First Agreement are hereby incorporated by reference.1

         The First Agreement extended the maturity of the Notes, the New Notes and the Term Notes to July 18, 2000. On July 18, 2000, Top Air did not pay the amounts due under the Notes, the New Notes and the Term Notes, nor did Top Air pay the amounts described in Paragraph 3 of the First Agreement.

         In addition, Top Air has failed to pay the amounts due under that Special Advance Agreement dated June 28, 2000.

         As a result of the foregoing, Top Air is in default of its obligations to Bank, and all amounts owed to Bank are payable in full without further notice or demand.

         In order to facilitate its efforts to reorganize its obligations to Bank and to attract additional capital, Top Air, Parker and Parker Sub (collectively the "Borrowers") have requested that Bank forego exercise of its rights and remedies up to and including October 31, 2000. Bank is willing to do so, but only on the terms and conditions set forth herein.

         In consideration of the foregoing, and in consideration of the following mutual promises, Bank and Borrowers agree as follows:

         1. The balance owed to Bank on the Note and the New Notes, including the June 28, 2000 Special Advance, (Note No. 3306438-0101) as of August 16, 2000 was $1,804,880.20, consisting of unpaid principal of $1,802,000.00 and unpaid accrued interest (calculated prior to the rate adjustment hereafter provided for in paragraph 5 of this Agreement) of $2,880.24. For purposes of this Agreement the interest on the Special Advance included in this paragraph was calculated at the rate of 9.75% rather than the Special Advance rate of prime plus 4% as set forth in the Special Advance Agreement of June 28, 2000.

         2. The balances owed to Bank on the Term Notes as of August 16, 2000 were:

         a. As to Note 3306438-0001, the principal balance was $3,961,105.26, plus accrued interest (calculated prior to the rate adjustment hereafter provided for in paragraph 5 of this Agreement) of $6,331.28.

         b. As to Note 3306438-9001, the principal balance was $3,175,488.89, plus accrued interest (calculated prior to the rate adjustment hereafter provided for in paragraph 5 of this Agreement) of $5,075.57.

         3. The fee due under Paragraph 3(a) of the First Agreement was $74,000.40 as of August 7, 2000. The fee shall be due and payable on October 31, 2000.

--------------

1 Capitalized terms not defined in this Agreement shall have the meaning given to them in the First Agreement.

         4. The $200,000.00 principal balance due under the Special Advance Agreement dated June 28, 2000, plus the interest accrued thereon as modified by paragraph 1 of this Agreement shall continue to be considered as part of the total funds advanced under the Note and New Notes described in paragraph 1 of this Agreement.

         5. From and after August 7, 2000, interest on all of Top Air's obligations to Bank will accrue at the rate of Bank's prime rate plus 3%. During the term of this Agreement, Top Air will continue to make interest payments to the Bank on the Note and New Notes referred to in paragraph 1 of this Agreement and will continue to make all regular payments required under the Term Notes referred to in paragraph 2 of this Agreement. Notwithstanding the foregoing, no interest will accrue with respect to the fee referred to in Paragraph 3 of this Agreement after August 7, 2000.

         6. During the term of this Agreement, Top Air will not, without the express written approval of Bank, make any payments on account of the indebtedness owed to Owosso Corporation or on account of the subordinated debentures dated January 25, 2000.

         7. Top Air will provide borrowing base certificates on a weekly basis commencing August 18, 2000 and continuing each Friday thereafter. Borrowing base certificates will utilize unadjusted book numbers.

         8. During the term of this Agreement, Top Air may borrow, repay and reborrow under the Note and the New Notes in accordance with the borrowing base certificates provided to Bank. Notwithstanding anything in the Note, the New Notes or the First Agreement to the contrary, Top Air may borrow an amount equal to the borrowing base as calculated in the most recent borrowing base certificate provided to Bank, plus an additional $600,000. In no event, however, may the principal amounts outstanding under the Note and the New Notes exceed $2,000,000. Top Air will maintain compliance with all other borrowing base terms. By way of illustration of the foregoing, if the borrowing base calculation indicates that Top Air can borrow up to one million, two hundred thousand dollars ($1,200,000.00), Top Air will be permitted to borrow up to one million, eight hundred thousand dollars ($1,800,000.00). If the borrowing base calculation indicates Top Air can borrow up to one million, five hundred thousand dollars ($1,500,000.00), Top Air will be permitted to borrow only up to two million dollars ($2,000,000.00).

         9. Top Air acknowledges that an amount equal to $74,000.40 shall be deducted from the Borrowing Base under the Note and the New Notes unless and until the fee due under Paragraph 3 of this Agreement is paid.

         10. Top Air warrants and represents that all of the inventory of Top Air and Parker Industries, Inc. is located at the principal places of business of those companies, except for the inventory located at the places in Arkansas, Wisconsin and Ontario, Canada described in Exhibit 2. Top Air will execute and deliver for recording financing statements in form and substance reasonably acceptable to Bank with respect to any assets subject to Bank's security interest in Arkansas, Wisconsin and Ontario, Canada.

         11. Commencing August 18, 2000, Top Air will provide confirmation of the account balances for Borrowers' accounts at Brenton Bank and Toronto Dominion Bank, as well as for the Owosso Escrow Account, and will provide copies of the monthly statements for those accounts. Top Air warrants and represents that it has no other accounts other than those described in this paragraph and at Bank.

         12. Top Air will provide Bank with a copy of its audit for the fiscal year ending May 30, 2000 by September 30, 2000.

         13. On or before August 31, 2000, Top Air will engage the services of an independent business consultant acceptable to Bank. Upon execution of this agreement, Bank will provide Top Air with the names and phone numbers of three such consultants that are acceptable.

         14. Top Air will deliver to Bank the certificates of title for all vehicles owned by Borrowers on or before August 18, 2000 and will take all steps reasonably requested by Bank to assist Bank in perfecting its lien on those vehicles.

         15. Borrowers will furnish to Bank monthly financial statements, including an income statement, balance sheet, statement of cash flow and expenses, and accounts receivable aging within 20 days of month end, beginning August 21, 2000 for July, 2000.

         16. To induce Bank to enter into this Agreement:

         a. Top Air warrants that it has no existing defense or right of offset against the Note, the New Notes, the Term Notes, the Loan Agreement, the Special Advance Agreement, the First Agreement or any other document executed in connection therewith (collectively, the "Documents");

         b.    Top Air reaffirms all of its obligations to Bank;

         c. Top Air warrants that since the Documents were signed by Top Air, the ownership of the property securing the payment of the amounts due under the Documents has not been altered nor has any lien or claim been filed or threatened to be filed against the property;

         d. Top Air warrants that as of August 1, 2000, the balance of the Owosso Escrow Account was $11,778.44.

         17. Provided that here are no further defaults by Borrowers under the Documents or this Agreement, and except as provided in paragraph 19 of this Agreement, Bank agrees that it will forbear from exercising its rights and remedies against Borrowers under the Documents up to and through October 31, 2000. This forbearance period shall end as of November 1, 2000 at 12:01 a.m. without further notice or demand, and all of Borrowers' obligations to Bank shall be due and payable without further notice or demand.

         18. Borrowers for themselves, their successors and assigns, absolutely, unconditionally and irrevocably waive and release any and all claims, demands, damages, actions and causes of action of any kind whatsoever whether known or unknown or unforeseen against the Bank, its agents, employees, officers, directors, attorneys, successors or assigns (each a "Released Party") arising out of any transaction, agreement, note or contract of any nature prior to the date of execution of this Agreement. Further, the Borrowers hereby waive any and all claims against any Released Party based upon any assertions that such Released Party has breached a covenant of good faith and fair dealing in commercial lending transactions or breached any fiduciary duty to any of the Borrowers in connection with any commercial lending transaction.

         19. The occurrence of any of the following events shall constitute an "event of default" hereunder and entitle the Bank to immediately exercise all of its rights and remedies under the Documents:

               (a) Commencement of foreclosure or other action to repossess or execute upon any collateral on which Bank holds a lien under the documents by any creditor of Borrowers holding a lien against such collateral that is prior in right to the interest of Bank in the collateral;

               (b) Borrower(s) (i) admit in writing their inability to pay any of their debts generally; (ii) make a general assignment for the benefit of creditors; or (iii) any case, proceeding or other action under the federal bankruptcy laws or under similar laws now or hereafter in effect is instituted by any of them or against any of them seeking liquidation, winding up, reorganization, adjustment, protection or relief or seeking the entry of an order for relief or for the appointment of a receiver, trustee or other similar official for Borrower(s) or any of them or for any substantial part of their property;

               (c) Borrowers' default in the observance or performance of any negative or affirmative covenant or any other agreement of Borrower herein set forth in this Agreement;

               (d) Borrowers, without notice to Bank and without first obtaining Bank's written approval, grants a mortgage to, or allow the affixing of a lien or other encumbrance, on any property constituting Bank's collateral under the documents;

               (e) If any representation, warranty, certificate, schedule or other information made or furnished by Borrower herein or pursuant to this Agreement is or shall be untrue or misleading in any material respect; and

               (f) Default in the making of any payments due Bank under the terms of this Agreement

         20. Nothing herein shall waive Borrowers' existing defaults to Bank.

         21. Except as modified herein, all of the terms and provisions of the Documents remain in full force and effect.

         22. Each party is executing this Agreement solely in reliance upon their own knowledge, belief and judgment and not upon the representations made by any other party or others on their behalf.

         23. This Agreement shall be binding upon and inure to the benefit of and shall be enforceable by the parties hereto, their respective personal representatives, heirs, administrators, successors and assigns.

         24. No delay or failure by Bank to exercise any right under this Agreement, and no partial or single exercise of that right, shall constitute a waiver of that or any other right, unless otherwise express provided by Bank.

         25. No further modifications of any kind, whether oral or written, shall be made or accepted with respect to any of Top Air's obligations to the Bank, except as may be agreed to and confirmed in writing between the parties.

         26. Borrowers acknowledge receiving a copy of this Agreement.

                         IMPORTANT: READ BEFORE SIGNING.

         THE TERMS OF THIS AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED. YOU MAY CHANGE THE TERMS OF THIS AGREEMENT ONLY BY ANOTHER WRITTEN AGREEMENT.


TOP AIR MANUFACTURING, INC.                FIRSTAR BANK, N.A.



By: /s/ Steven R. Lind                     By:
   ----------------------------------          ---------------------------------


PARKER INDUSTRIES, INC.



By: /s/ Steven R. Lind
   ---------------------------------


PARKER ACQUISITION SUB, INC.



By: /s/ Steven R. Lind
   ---------------------------------

                                    EXHIBIT 1
                                       TO
                              FORBEARANCE AGREEMENT
                                     BETWEEN
               FIRSTAR BANK, N.A. AND TOP AIR MANUFACTURING, INC.


                                    AGREEMENT


         This Agreement is made effective as of the 18th day of April, 2000, by and between MERCANTILE BANK MIDWEST ("Bank"), TOP AIR MANUFACTURING, INC., an Iowa corporation, ("Top Air"), PARKER INDUSTRIES, INC., an Iowa corporation, ("Parker"), and PARKER ACQUISITION SUB, INC., an Iowa corporation, ("Parker Sub").

                                    RECITALS

         WHEREAS, Top Air and Bank entered into a November 2, 1998, Loan Agreement, which was modified by a March 4, 1999, Modification Agreement, and further modified by an Agreement dated January 28, 2000, (collectively, the "Loan Agreement"); and

         WHEREAS, Top Air borrowed money pursuant to said Loan Agreement evidenced by promissory note No. 254839 dated March 4, 1999, as extended by a written Loan Extension Agreement dated November 10, 1999, (collectively, the "Note"), which Note was extended and replaced by an Overadvance Line of Credit Promissory Note and a Line of Credit Promissory Note, (collectively the "New Notes") pursuant to the January 28, 2000 Agreement; and

         WHEREAS, the Note and New Notes continue to be secured by certain assets of Top Air and certain assets of Top Air's subsidiaries, Parker and Parker Sub, all as provided under the Loan Agreement, Note and New Notes; and

         WHEREAS, the New Notes were due and payable in full according to their terms on April 18, 2000, but Top Air has not paid the New Notes, and is in default under the terms of the Note, New Notes, term note no. 211094 and term note no. 300822 (the "Term Notes"), and the Loan Agreement; and

         WHEREAS, Bank and Top Air have agreed, notwithstanding Top Air's default, to amend the maturity dates of the New Notes and Term Notes, provided Top Air, Parker and Parker Sub perform all the terms and conditions of this Agreement as hereinafter set forth;

         NOW, THEREFORE, IT IS AGREED AS FOLLOWS:

         1. The balance owed on the Note and New Notes as of April 21, 2000, was $2,206,000.00.

         2. The balances owed on the Term Notes as of April 18, 2000, was as follows:

         a. Note no. 211094 had a principal balance of $4,044,986.76, plus accrued interest of $7,062.15.

         b. Note no. 300822 had a principal balance of $3,241,983.67, plus accrued interest of $6,178.37.

         3. The Note, New Notes and Term Notes shall continue to be payable according to their respective terms, provided:

         a. From and after April 18, 2000, the interest rate on the Note, New Notes and Term Notes shall accrue at a variable rate equal to the Bank Prime Rate plus .25%, and the maturity date of each of said obligations shall be changed to July 18, 2000. In addition, Top Air will pay Bank a fee, determined as hereafter provided ("Fee"), on the earlier of: (i) July 18, 2000, or (ii) the date Top Air obtains replacement financing to pay the Note, New Notes and Term Notes in full. The Fee shall be an amount equal to additional interest accrued on the Note, the New Notes and the Term Notes at the rate of 2.75% per annum from April 18, 2000, to the earlier of: (i) July 18, 2000, or (ii) the date that Top Air obtains replacement financing to pay the Note, New Notes and the Term Notes in full.

         b. The Borrowing Base under the Note and New Notes shall be limited to $2,900,000.00, or less based on the total collateral value shown on the monthly Borrowing Base Certificates provided by Top Air to Bank. Top Air may utilize the unused portion of the Borrowing Base, or collected receivables, for its operating needs, which may or may not include replenishing the escrow account established with respect to Owosso warranty claims (the "Owosso Escrow Account"), if necessary, and paying Top Air's debt to Owosso Corporation ("Owosso Debt"), provided the total value of the Bank's collateral continues to support the amount of Top Air's borrowing. Notwithstanding the foregoing, Top Air shall make no payments on the Owosso Debt, and shall make no payments to replenish the Owosso Escrow Account, to the extent that such payments would result in Top Air being in violation of any of the terms of its obligations to the Bank. The Owosso Debt and the "Owosso Receivables", as defined in the Loan Agreement, shall both continue to be excluded from the Borrowing Base Certificate. To the extent not already granted, Top Air hereby grants to Bank a first priority security interest in the Owosso Escrow Account, and agrees to execute such documents as may be necessary or appropriate to effectuate such security interest.

         c. No additional advances shall be made on term note no. 211094 from and after the effective date of this Agreement.

         d. Top Air and Bank acknowledge and agree that, as of April 18, 2000, Top Air has failed to meet the net worth, working capital and debt/equity covenants of Top Air's obligations to Bank, but Bank shall not treat such failure as a default during the term of this Agreement, provided Top Air's net worth and debt/equity, as defined in said obligations, do not decline below the levels that existed on April 18, 2000. Bank agrees to waive the working capital covenant during the term of this agreement.

         4. Top Air acknowledges and agrees that Top Air's obligations to Owosso corporation are unsecured, and that Bank hold a first priority security interest in all of Top Air's accounts receivable, including, but not limited to, the Owosso Receivables.

         5. Top Air shall provide Bank a monthly Borrowing Base Certificate with supporting documentation by the 20th of the following month, including, but not limited to, a statement or report of aged accounts receivable, cross age default data, ineligible receivables, and such other documents, reports or information as Bank may reasonably request, provided the May 31, 2000, information shall be unadjusted based on Top Air's books and records.

         6. Top Air shall engage Hillpipre Auction of Cedar Falls to complete an orderly liquidation analysis of all of Top Air's inventory and the estimated cost to complete such inventory by May 18, 2000.

         7. Top Air shall provide Bank a copy of the real estate appraisal that has been, or will be completed, with respect to Top Air's Cedar Falls property, and will execute the Assignment to Bank attached hereto as Exhibit "A." Bank acknowledges that its lien on Lot 1 of the Cedar Falls property shall be subordinate to a lien in favor of the City of Cedar Falls, and agrees that it shall, if necessary, execute an appropriate subordination agreement to that effect.

         8. Top Air shall provide Bank a copy of the Great Bend Manufacturing Purchase Agreement.

         9. Contemporaneously with the execution of this Agreement, Top Air shall reimburse Bank the sum of $16,600.00 for the ABL Audit completed with respect to Top Air, and the sum of $$2,937.46 for all attorney fees and expenses incurred by Bank in connection herewith, as previously agreed to by Top Air.

         10. To induce Bank to enter this Agreement, Top Air:

         a. Warrants that it has no existing defenses or right of offset against the Note, New Notes, Term Notes, Loan Agreement or any other document executed in connection therewith;

         b. Reaffirms all of its obligations under the Loan Agreement, Note New Notes, Term Notes and any other documents executed in connection therewith;

         c. Warrants that since the Note, New Notes, Term Notes and Loan Agreement were signed by Top Air, the ownership of the property securing the Note, New Notes and Term Notes has not been altered nor has any lien or claim been filed or threatened to be filed against the property securing Top Air's obligations to Bank;

         d. For itself, its successors and assigns, hereby irrevocably and unconditionally releases and forever discharges Bank, its employees, officers, attorneys, representatives and assigns from any and all claims and defenses with respect to the Note, New Notes, Term Notes, Loan Agreement and any other documents executed in connection therewith that have been or could be asserted against Bank as of the date of this Agreement.

         11. Each party is executing this Agreement solely in reliance upon their own knowledge, belief and judgment and not upon the representations made by any other party or others on their behalf.

         12. This Agreement shall be binding upon and inure to the benefit of and shall be enforceable by the parties hereto, their respective personal representatives, heirs, administrators, successors and assigns.

         13. Except as modified by this Agreement, all of the terms and conditions of the Note, New Notes, Term Notes and Loan Agreement remain unchanged and in full force and effect.

         14. No delay or failure by Bank to exercise any right under this Agreement, and no partial or single exercise of that right, shall constitute a waiver of that or any other right, unless otherwise express provided by Bank.

         15. No further modifications of any kind, whether oral or written, shall be made or accepted with respect to any of Top Air's obligations to the Bank, except as may be agreed to and confirmed in writing between the parties' attorneys.

         16. Top Air acknowledges receiving a copy of this Agreement.

                         IMPORTANT: READ BEFORE SIGNING.

         THE TERMS OF THIS AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED. YOU MAY CHANGE THE TERMS OF THIS AGREEMENT ONLY BY ANOTHER WRITTEN AGREEMENT.



TOP AIR MANUFACTURING, INC.                   MERCANTILE BANK MIDWEST


By: /s/ Steven R. Lind                        By:
    -------------------------------               ------------------------------


PARKER INDUSTRIES, INC.


By: /s/ Steven R. Lind
    -------------------------------

PARKER ACQUISITION SUB, INC.


By: /s/ Steven R. Lind
   --------------------------------

                                    EXHIBIT 2

                                       To
                              Forbearance Agreement

                                     Between

                Firstar Bank, N.A. & Top Air Manufacturing, Inc.



Peoples Implement Co.
18359 US 64 West
P O Box 49
Earle, AR  72331


C.L. Benninger Equipment, LTD
1025 Richmand Street
P O Box 596
Chatham, Ontario N7M 5K6


Chief Equipment
2601 South Washburn Street
Oshkosh, WI  54904